UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 11, 2011

iMedicor, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-52765	95-4696799
(Commission File Number)	(I.R.S. Employer Identification No.)

523 Avalon Gardens Drive, Nanuet, NY	10954
(Address of Principal Executive Offices)	(Zip Code)

845-371-7380
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                      Other Events

On April 11, 2011, the Company issued a press release reporting that on March 28, 2011 iMedicor filed in the Supreme Court of the State of New York, County of Rockland, a summons and complaint dated March 28, 2011 in a lawsuit against Access Pharmaceuticals, Inc. for breach of contract, requesting that iMedicor be awarded damages (i) of $68,000 on its first cause of action and (ii) in an amount to be determined of between $15,000,000 and $60,000,000 on its second cause of action.

A copy of the Company’s April 11, 2011 press release is filed herewith as Exhibit 99.1 and is hereby incorporated herein by reference.

Copies of the Company’s Summons and Complaint dated March 28, 2011 are filed herewith as Exhibit 99.2 and are hereby incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

(d)  Exhibits

99.1	Press release dated April 11, 2011 entitled “iMedicor Files Suit Against Access Pharma for Non-Payment and Breach of Contract ” (filed herewith).
99.2	Summons and Complaint dated March 28, 2011 (filed herewith).

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from those set forth in, or implied by, such forward-looking statements. All statements, other than statements of historical facts, included in this Current Report on Form 8-K are forward-looking statements. All forward-looking statements speak only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition to the risks and uncertainties of ordinary business operations and conditions in the general economy and the markets in which the Company competes, the forward-looking statements of the Company contained in this Current Report on Form 8-K are also subject to the other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010 and the Company’s other Securities and Exchange Commission filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMEDICOR, INC. (Registrant)

Dated: April 11, 2011	By:	/s/ Fred Zolla
Fred Zolla
President and Chief Executive Officer